UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2018

Waste Connections, Inc.

(Exact name of registrant as specified in its charter)

Ontario, Canada	1-34370	98-1202763
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

610 Applewood Crescent, 2nd Floor

Vaughan

Ontario L4K 0E3

Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 532-7510

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

During our earnings conference call on July 25, 2018, we highlighted the following outlook for the third quarter 2018.

(Dollar amounts are approximations)

For the third quarter of the year, we estimate our revenue to be approximately $1.27 billion. We expect price growth for solid waste to be between 4% and 4.5%, with volume losses improving sequentially to between negative 0.5% and negative 1%. Net income attributable to Waste Connections is estimated to be approximately $158.9 million. Adjusted EBITDA, as reconciled below, is estimated to be about 32.5% of revenue, or approximately $413 million.

Q3 2018 OUTLOOK

NON-GAAP RECONCILIATION SCHEDULE

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted EBITDA:

	Q3 2018 Outlook
	Estimate	Observation
Net income attributable to Waste Connections	$158,900
Plus: Net income attributable to noncontrolling interests	200
Plus: Income tax provision	46,200	Approximately 22.5% effective rate
Plus: Interest expense, net of interest income	32,000
Plus: Depreciation and depletion	146,100	Approximately 11.5% of revenue
Plus: Amortization	26,600	Approximately 2.1% of revenue, or about $0.07 per diluted share net of taxes
Plus: Closure and post-closure accretion	3,000
Adjusted EBITDA	$413,000	Approximately 32.5% of revenue

These estimates assume no change in the current economic and operating environment. They also exclude any impact from additional acquisitions or divestitures that may close during the remainder of the year, and expensing of transaction-related items during the periods.

We also provided preliminary thoughts for full year 2019.  We believe price-led organic growth should be between 4% and 6%, with an additional 3% to 4% revenue growth from acquisitions, and adjusted EBITDA margins should expand by at least 0.50 to 0.75 percentage points excluding the impact of such additional acquisitions.

Adjusted EBITDA, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry. Management uses adjusted EBITDA as one of the principal measures to evaluate and monitor the ongoing financial performance of our operations. We define adjusted EBITDA as net income attributable to Waste Connections, plus net income attributable to noncontrolling interests, plus or minus income tax provision (benefit), plus interest expense, less interest income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any loss or gain on impairments and other operating items, plus other expense, less other income, plus foreign currency transaction loss, less foreign currency transaction gain. We further adjust this calculation to exclude the effects of other items management believes impact the ability to assess the operating performance of our business. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Other companies may calculate adjusted EBITDA differently.

The information furnished in Item 7.01 is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section, and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Safe Harbor and Forward-Looking Information

This document contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 (“PSLRA”), including “forward-looking information” within the meaning of applicable Canadian securities laws. These forward-looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections’ current beliefs and expectations regarding future events and operating performance. These forward-looking statements are often identified by the words “may,” “might,” “believes,” “thinks,” “expects,” ”estimate,” “continue,” “intends” or other words of similar meaning. All of the forward-looking statements included in this document are made pursuant to the safe harbor provisions of the PSLRA and applicable securities laws in Canada. Forward-looking statements involve risks and uncertainties. Forward-looking statements in this document include, but are not limited to, statements about expected third quarter 2018 and preliminary full year 2019 outlook for financial results. Important factors that could cause actual results to differ, possibly materially, from those indicated by the forward-looking statements include, but are not limited to, risk factors detailed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission and the securities commissions or similar regulatory authorities in Canada. You should not place undue reliance on forward-looking statements, which speak only as of the date of this document. Waste Connections undertakes no obligation to update the forward-looking statements set forth in this document, whether as a result of new information, future events, or otherwise, unless required by applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE CONNECTIONS, INC.

Date: July 25, 2018	BY:	/s/ Mary Anne Whitney
Mary Anne Whitney,
Senior Vice President and Chief Financial Officer